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                                                                  EXHIBIT 99.13A

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to
the use of our report dated              , with respect to the financial
statements of Provident National Assurance Company and of our reports
dated        , with respect to the financial statements and financial statement schedules of Provident National Assurance Company Separate Account B in this
Post-Effective Amendment No.      under the Securities Act of 1933 and
Amendment No.    under the Investment Company Act of 1940 to the Registration
Statement and in the Disclosure Statement.



                                                           ERNST & YOUNG LLP